Exhibit 15.1


November 25, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our reports dated May 20, 2002 and August 22, 2002 on our reviews of interim financial information of Limited Brands, Inc. (the "Company") as of and for the periods ended May 4, 2002 and August 3, 2002 and included in the Company's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in its Registration Statement on Form S-3 dated November 25, 2002.


Very truly yours,

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio